Exhibit (c) 1

GPU News Release
June 30, 2000

                         GPU Completes Sale of PowerNet

MORRISTOWN, NJ - June 30, 2000 - GPU, Inc. (NYSE: GPU) announced today that it completed the sale of GPU PowerNet, its electric transmission subsidiary in Australia, to Singapore Power International (SPI), a subsidiary of Singapore Power, for A$2.1 billion (approximately US$1.26 billion). Additional transaction considerations raise the full transaction value to approximately A$2.175 billion.

GPU reported on June 20 that it and SPI had reached a definitive agreement for the sale.

GPU, Inc. (NYSE: GPU), headquartered in Morristown, NJ, is a registered public utility holding company providing utility and utility-related services to customers throughout the world. GPU serves 4.6 million customers directly through its electric companies -- GPU Energy in the US, GPU Power in the UK, and Emdersa in Argentina. It serves an additional 1.4 million customers indirectly through GasNet, its gas transmission subsidiary in Australia. The company's independent power project business units own interests in and operate 22 projects in 7 countries and the US. GPU's 1999 revenues were $4.8 billion and its total assets were $21.7 billion. GPU's other subsidiaries include MYR Group, Inc., GPU Advanced Resources, Inc., GPU International, Inc., GPU Nuclear, Inc., GPU Service, Inc. and GPU Telcom Services, Inc. (http://www.gpu.com)

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Contact:

GPU, Inc.
Stephen Bohannon, 973/401-8487


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